                                                               EXHIBIT (A)(1)(F)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------------
                                   GIVE THE
                                   NAME AND
                                   SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:          NUMBER OF:
---------------------------------------------------------------
1.   Individual                    The individual
2.   Two or more individuals       The actual owner of the
     (joint account)               account or, if combined
                                   funds, the first individual
                                   on the account(1)
3.   Custodian account of a minor  The minor(2)
     (Uniform Gift to Minors Act)
4.   a. The usual revocable        The grantor -- trustee(1)
     savings trust account
        (grantor is also trustee)
     b. So-called trust account    The actual owner(1)
     that is not a legal or valid
        trust under State law
5.   Sole proprietorship or        The owner (3)
     single member limited
     liability company ("LLC")
     that has not elected
     corporate status on IRS Form
     8832

---------------------------------------------------------------

 -------------------------------------------------------------------------------
                                               GIVE THE NAME AND
                                               EMPLOYER
                                               IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                      NUMBER OF:
 -------------------------------------------------------------------------------
    6.     Sole proprietorship or single       The owner(3)
           member LLC that has not elected
           corporate status on IRS Form 8832
    7.     A valid trust, estate, or pension   The legal entity(4)
           trust
    8.     Corporate or LLC electing           The corporation or LLC
           corporate status on IRS Form 8832
    9.     Association, club, religious,       The organization
           charitable, educational, or other
           tax-exempt organization
   10.     Partnership or multi-member LLC     The partnership or LLC
           that has not elected corporate
           status on IRS Form 8832
   11.     A broker or registered nominee      The broker or nominee
   12.     Account with the Department of      The public entity
           Agriculture in the name of a
           public entity (such as a State or
           local government, school district
           or prison) that receives
           agricultural program payments
---------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person's Social Security Number must be furnished.
(2) Circle the minor's name and furnish the minor's Social Security Number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security Number or Employer Identification Number.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

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          THE GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you do not have a Taxpayer Identification Number ("TIN") or you do not know your number, obtain Form SS-5, Application for a Social Security Card, from your local Social Security Administration office (or on-line at www.ssa.gov/online/ss5.html or by calling 1-800-772-1213). Certain resident and nonresident aliens should use Form W-7, Application for IRS Individual Taxpayer Identification Number. Use Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or on-line at www.irs.gov.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding include:

  - An organization exempt from tax under Section 501(a), any IRA, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

  - The United States or any of its agencies or instrumentalities.

  - A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  - A foreign government or any of its political subdivisions, agencies or instrumentalities.

  - An international organization or any of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include:

  - A corporation.

  - A financial institution.

  - A dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.

  - A real estate investment trust.

  - A common trust fund operated by a bank under Section 584(a).

  - A trust exempt from tax under Section 664 or described in Section 4947.

  - An entity registered at all times during the tax year under the Investment Company Act of 1940.

  - A foreign central bank of issue.

  - A middleman known in the investment community as a nominee or custodian.

  - A futures commission merchant registered with the Commodity Futures Trading Commission.

Payments of dividends and patronage dividends not generally subject to backup withholding include:

  - Payments to nonresident aliens subject to withholding under Section 1441.

  - Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident alien partner.

  - Payments of patronage dividends not paid in money.

  - Payments made by certain foreign organizations.

  - Section 404(k) distribution made by an ESOP.

Payments of interest not generally subject to backup withholding include:

  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct TIN to the payer.

  - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

  - Payments described in Section 6049(b)(5) to nonresident aliens.

  - Payments on tax-free covenant bonds under Section 1451.

  - Payments made by certain foreign organizations.

  - Mortgage or student loan interest paid to you.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. CHECK THE BOX ON THE FACE OF THE FORM IN PART 2, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Certain payments, other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041(a), 6042, 6044, 6045, 6049, 6050A, and 6050N.

PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, and other payments to give their correct TIN to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payees must provide their TINs whether or not they are required to file tax returns. Payers must generally withhold a certain percentage (currently 28%) of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TIN. -- If you fail to furnish your TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TINS. -- If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE IRS.

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